UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2005

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 3, 2005, Aon Corporation (the “Company”) issued a press release (the “Press Release”) announcing: (i) its results of operations for the quarter and nine months ended September 30, 2005; and (ii) the approval by its Board of Directors of a stock repurchase program.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On November 3, 2005, the Company issued the Press Release announcing: (i) its results of operations for the quarter and nine months ended September 30, 2005; and (ii) the approval by its Board of Directors of a stock repurchase program.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The stock repurchase program authorizes the repurchase of up to $1,000,000,000 of the Company’s common stock.  Shares of common stock may be repurchased from time to time in the open market or through privately negotiated transactions, based on prevailing market conditions.  Repurchases will be funded using available capital.  Shares that are repurchased will be available for use in connection with employee stock plans and for other corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(a)—(b)    Not applicable.

(c)            Exhibits:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Company on November 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ David P. Bolger
David P. Bolger
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Date: November 3, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued by the Company on November 3, 2005.